AMENDMENT TO THE
TRUST FOR ADVISED PORTFOLIOS
CUSTODY AGREEMENT

THIS AMENDMENT to the Custody Agreement, dated as of January 1, 2014, as amended (the “Agreement”), is entered into as of the last date on the signature page, by and between TRUST FOR ADVISED PORTFOLIOS, a Delaware statutory trust (the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the “Custodian”) and effective as of the last date on the signature block.

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to add a new series of the Trust; and

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement and add the following series of Trust for Advised Portfolios:

Exhibit 2, the Regan Total Return Income Fund is hereby added and attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

TRUST FOR ADVISED PORTFOLIOS	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Christopher E. Kashmerick	By: /s/ Anita Zagrodnik

Name: Christopher E. Kashmerick	Name: Anita Zagrodnik

Title: President	Title: Senior Vice President

Date: 9/22/2020	Dated: 9/14/2020

Exhibit 2 to the Trust for Advised Portfolios Custody Agreement
Name of Series
Regan Total Return Income Fund

Custody Services Fee Schedule at September 2020

Based upon an annual rate of average daily market value of all long securities and cash held in the portfolio*:
_basis point on the first $_
_ basis point on the next $_
_basis point on the balance Minimum annual fee per fund – $_
Plus portfolio transaction fees

Portfolio Transaction Fees
•$ _ – Book entry DTC transaction, Federal Reserve transaction, principal paydown
•$ _ – Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction
•$ _ – Option/SWAPS/future contract written, exercised or expired
•$_ – Mutual fund trade, Margin Variation Wire and outbound Fed wire
•$_ – Physical security transaction
•$ _ – Check disbursement (waived if U.S. Bancorp is Administrator)

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.

Additional Services
•Additional fees apply for global servicing. Fund of Fund expenses quoted separately.
•$600 per custody sub – account per year (e.g., per sub –adviser, segregated account, etc.)
•Class Action Services – $25 filing fee per class action per account, plus 2% of gross proceeds, up to a maximum per recovery not to exceed $2,000.
•No charge for the initial conversion free receipt.
•Overdrafts – charged to the account at prime interest rate plus 2% unless a line of credit is in place.

* Subject to annual CPI increase – All Urban Consumers – U.S. City Average. Fees are calculated pro rata and billed monthly.

Advisor’s Signature below acknowledges approval of the Fund Accounting fee schedule on this Exhibit 2

Regan Capital, LLC

By: /s/ Skyler Weinand

Printed Name and Title: Skyler Weinand, Managing Memger Date: 9/9/2020

Exhibit 2 (continued) to the Trust for Advised Portfolios Custody Agreement
Third-Party Agent Domestic Securities Lending Support*+
•$_ implementation fee per Trust per Third-Party Agent Lender
•Annual Base Fee $_ per Trust per Third-Party Agent Lender
•Plus Transaction fees

Third-Party Agent Portfolio Transaction Fees+
•$_ - transaction fee will be assessed for each loan, return, and reallocation transactions (loan/return)

+ Each Third-Party Agent Lender will be invoiced directly

*Subject to annual CPI increase – All Urban Consumers – U.S. City Average

Global Custody Base Fee

A monthly base fee per fund will apply based on the number of foreign securities held. If no global assets are held within a given month, the monthly base charge will not apply for that month.
•1– 25 foreign securities – $_; 26 – 50 foreign securities – $_; Over 50 foreign securities – $_
•Euroclear – Eurobonds only. Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge. In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge.
•For all other markets specified in above grid, surcharges may apply if a security is held outside of the local market.

Miscellaneous Expenses
•Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, tax reclaim fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
•A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.
•SWIFT reporting and message fees.

Exhibit 2 (continued) to the Trust for Advised Portfolios Custody Agreement
Additional Global Sub-Custodial Services Annual Fee Schedule

Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee
Australia			Hungary			Poland
Argentina			Iceland			Portugal
Austria			India			Qatar
Bahrain			Indonesia			Romania
Bangladesh			Ireland			Russia
Belgium			Israel			Serbia
Bermuda			Italy			Singapore
Botswana			Japan			Slovakia
Brazil			Jordan			Slovenia
Bulgaria			Kenya			South Africa
Canada			Kuwait			South Korea
Chile			Latvia			Spain
China Connect			Lithuania			Sri Lanka
China (B Shares)			Luxembourg			Eswatini
Colombia			Malaysia			Sweden
Costa Rica			Malta			Switzerland
Croatia			Mauritius			Taiwan
Cyprus			Mexico			Thailand
Czech Republic			Morocco			Tunisia
Denmark			Namibia			Turkey
Egypt			Netherlands			UAE
Estonia			New Zealand			Uganda
Euroclear (Eurobonds)			Nigeria			Ukraine
Euroclear (Non-Eurobonds)			Norway			United Kingdom
Finland			Oman			Uruguay
France			Pakistan			Vietnam
Germany			Panama			West African Economic Monetary Union (WAEMU)*
Ghana			Peru			Zambia
Greece			Philippines			Zimbabwe
Hong Kong			Saudi Arabia

* Includes Ivory Coast, Mali, Niger, Burkina Faso, Senegal, Guinnea Bissau, Togo and Benin.

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